Exhibit 99.1
Etsy Announces Proposed Private Offering of $650 Million of Convertible Senior Notes

BROOKLYN, N.Y., June 11, 2025 - Etsy, Inc. (Nasdaq: ETSY), which operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world, today announced that it intends to offer, subject to market conditions and other factors, $650 million aggregate principal amount of convertible senior notes due 2030 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Etsy also intends to grant the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $50 million aggregate principal amount of notes.

The notes will be general unsecured obligations of Etsy and will accrue interest payable semiannually in arrears. The notes will be convertible into cash, shares of Etsy’s common stock or a combination of cash and shares of Etsy’s common stock, at Etsy’s election. The interest rate, initial conversion rate and other terms of the notes will be determined at the time of pricing of the offering. Etsy expects to use up to $175 million of the net proceeds from the offering to repurchase shares of Etsy’s common stock as described below, and the remainder of the net proceeds from the offering for general corporate purposes, which may include the repayment or repurchase, at or prior to maturity, of our existing debt securities.

Neither the notes nor any shares of Etsy’s common stock issuable upon conversion of the notes have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Etsy expects to use up to $175 million of the net proceeds from the offering to repurchase Etsy’s common stock concurrently with the pricing of the offering in privately negotiated transactions effected with or through one of the initial purchasers or its affiliates. Etsy expects to repurchase such shares from purchasers of the notes in the offering at a purchase price per share equal to the last reported sale price per share of Etsy’s common stock on the date of the pricing of the offering. In addition, following this offering Etsy may repurchase additional shares of Etsy’s common stock pursuant to its existing stock repurchase program. These repurchases could increase (or reduce the size of any decrease in) the market price of Etsy’s common stock or the notes. In the case of repurchases effected concurrently with this offering, this activity could affect the market price of Etsy’s common stock prior to, concurrently with or shortly after the pricing of the notes, and could result in a higher effective conversion price for the notes.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Etsy

Etsy, Inc. operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world. These marketplaces share a mission to “Keep Commerce Human,” and we’re committed to using the power of business and technology to strengthen communities and empower people. Our primary marketplace, Etsy.com, is the global destination for unique and creative goods. Buyers come to Etsy to be inspired and delighted by items that are crafted and curated by creative entrepreneurs. For sellers, we offer a range of tools and services that address key business needs.

Etsy, Inc. also owns fashion resale marketplace Depop. Etsy’s marketplaces operate independently, while benefiting from shared expertise in product, marketing, technology, and customer support.

Etsy was founded in 2005 and is headquartered in Brooklyn, New York.

Forward-Looking Statements

Exhibit 99.1
This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the proposed terms of the notes and share repurchases, the completion, timing and size of the proposed offering and share repurchases, the anticipated use of proceeds from the offering, the timing or amount of any repurchases of common stock by Etsy and the potential impact of the foregoing or related transactions on dilution to holders of Etsy’s common stock or the market price of Etsy’s common stock or the notes. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “enables,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and derivative forms and/or the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that Etsy expects. These risks and uncertainties include market risks, trends and conditions. These risks and uncertainties are more fully described in Etsy’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Etsy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and subsequent reports that Etsy files with the Securities and Exchange Commission. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent Etsy’s beliefs and assumptions only as of the date of this press release. Etsy disclaims any obligation to update forward-looking statements.

Investor Relations Contact:

Deb Wasser, Vice President, Investor Relations
ir@etsy.com

or

Sarah Marx, Senior Director, Investor Relations
ir@etsy.com

Media Relations Contact:
Lauren Bayse, Senior Director, Corporate Communications
press@etsy.com